UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 18, 2017
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On December 18, 2017, First Citizens BancShares, Inc.'s bank subsidiary, First-Citizens Bank & Trust Company ("FCB") and HomeBancorp, Inc. ("HomeBancorp") announced that they had entered into a definitive merger agreement. The agreement provides for the acquisition by FCB of Tampa, Florida-based HomeBancorp and its bank subsidiary, HomeBanc.

The agreement has been approved by the Boards of Directors of both companies. The transaction is expected to close no later than the second quarter of 2017, subject to the receipt of regulatory approvals and the approval of HomeBancorp's shareholders.

Under the terms of the agreement, cash consideration of $15.03 will be paid to HomeBancorp's shareholders for each of their shares of HomeBancorp's common stock.

A copy of the joint press release issued by FCB and HomeBancorp announcing the proposed transaction is attached as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits. The following exhibit accompanies this report.

Exhibit No.	Description

99.1	Joint press release dated December 18, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	December 18, 2017	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer